Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-51024, 33-14219, 333-34553, and 333-81917.


                                             /s/ Arthur Andersen LLP



Richmond, Virginia
July 30, 1999